UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 5, 2018, Impinj, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Third Amended and Restated Loan and Security Agreement (the “Amendment”), by and between the Company and Silicon Valley Bank (the “Lender”). The Amendment amends certain provisions of the Company’s Third Amended and Restated Loan and Security Agreement, dated as of April 24, 2017 (as amended, the “Loan Agreement”), to, among other things, extend the maturity date of the revolving credit facility to March 5, 2020, and provide for a new $20.0 million term loan, the proceeds of which refinance $7.9 million outstanding under the existing term loan and $1.1 million of equipment loans outstanding under the Loan Agreement. The remaining term loan proceeds are available for general corporate purposes. The new term loan will amortize over 36 months, beginning on April 1, 2019, following an initial interest-only period, and mature on March 1, 2022. The Company retains the ability to prepay the term loan at any time, subject to a prepayment fee equal to 2.0% of the outstanding principal amount if prepaid on or before March 5, 2019, or 1.0% of the outstanding principal amount if prepaid after March 5, 2019, but on or before March 5, 2020.

The Amendment also amends the financial covenants under the Loan Agreement such that if the Company’s cash in accounts maintained with Lender, plus availability under the Loan Agreement’s revolving credit facility, falls below $60.0 million for the period of time beginning on March 5, 2018 and ending on December 31, 2018, or $55.0 million for the period of time beginning on January 1, 2019 and at all times thereafter, the Company must comply with an amended covenant to not exceed maximum adjusted EBITDA loss thresholds that vary by period and the existing minimum liquidity ratio, each determined in accordance with the terms of the Loan Agreement.

Additional details of the Loan Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2017, and are incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer

Date: March 9, 2018